SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        July 28, 2005

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     (908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition

Attached and being furnished as Exhibit 99.1 is a copy of a press release of Dendrite International, Inc. (“Dendrite”) dated July 28, 2005, reporting Dendrite’s financial results for the second quarter of 2005.

The discussion of Dendrite’s three month and six month historical results as well as its outlook for future results include, and where indicated exclude, the impact of items related to the early contract termination, non-cash amortization expense pertaining to acquisition-related intangible assets and a first quarter 2005 charge, all as referred to in the attached press release.  These adjustments are detailed in and reconciled to generally accepted accounting principles (GAAP) as part of the press release including related financial schedules.

Dendrite believes that reflecting the impact of these items provides investors with insight into Dendrite’s operating performance both before and after the impact of those items.  Management also internally uses these adjusted amounts to evaluate its operating performance on a period-over-period comparative basis.  Management uses various methods to evaluate its operations and does not depend on any one model

Dendrite has detailed in its press release and in its financial data tables accompanying the press release all such adjusted items and reconciliation items in order to assist investors in reviewing such non-GAAP adjusted amounts.  The manner in which the Company provides adjusted amounts is likely different from that of other companies.  All such non-GAAP information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared and presented in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits

(c)           Exhibits

99.1         Press Release of Dendrite International, Inc., dated July 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated: July 28, 2005	By:	BRENT J. COSGROVE
	Name:	Brent J. Cosgrove
	Title:	Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Dendrite International, Inc., dated July 28, 2005.